CONSENT AUTHORIZING USE OF PREVIOUSLY-FILED LEGAL OPINION
                FOR NEUBERGER BERMAN EQUITY SERIES ("REGISTRANT")


In connection with Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File Nos. 333-66137 and 811-09011) to be filed with the Securities and Exchange Commission on or about November 30, 1999, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Genesis Institutional, previously filed in Post-Effective Amendment No. 2 the Registrant's Registration Statement on Form N-1A (File Nos. 333-66137 and 811-09011). We further consent to the filing of this consent in connection with Post-Effective Amendment No. 4 to the Registrant's Registration Statement. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.


                                        Sincerely,


                                        /s/ KIRKPATRICK & LOCKHART LLP